                                                                   Exhibit 23.02

                   Consent of Independent Public Accountants



     As Independent Public Accountants, we hereby consent to the use of our Report (and to all references to our Firm) included in or made a part of this Amendment No. 5 to S-1 Registration Statement.


                                      /s/  ARTHUR ANDERSEN LLP



Boston, Massachusetts
January 28, 2000